FINDER'S AGREEMENT



     This Agreement is made this 23 day of May, 2000, between Virtual Reality, Inc. ("Virtual") and Eleccom Corporation LTD. ("Eleccom") with reference to the following facts:

     Virtual is a Nevada corporation with its principal offices located at 116 John Street, New York, new York 11038;

     Eleccom is an Anguillan corporation with its principal offices located at Victoria House, P.O. Box 58, The Valley, Anguilla, B.W.I.;

     Virtual desires to sell 200,000,000 shares of its restricted Common Stock (the "Virtual Shares") to Zorro Systems Ltd., a Barbados corporation ("Zorro") in exchange for 100% of the issued and outstanding common stock of Intellashop Inc., a wholly owned subsidiary of Zorro (the "Intellashop Shares");

     Zorro desires to sell the Intellashop Shares to Virtual in exchange for the Virtual Shares;

     Virtual affirms that Eleccom introduced Virtual to Zorro; and

     Virtual desires to pay to Eleccom a finder's fee for such introduction.

     THEREFORE, the following is agreed between Virtual and Eleccom:


     1. In the event that Virtual and Zorro enter into a definitive agreement for the purchase of common stock (a "Definitive Stock Purchase Agreement"), Virtual will pay to Zorro the finder's fee found in paragraph 3 below. In no event shall Zorro be liable for any finder's fee to Eleccom. Eleccom will not, and is not, required to take part in any such negotiations between Virtual and Zorro.

     2. Virtual shall be under no obligation to pay any fee or other monies whatsoever to Eleccom on account of this Agreement until a Definitive Stock Purchase Agreement is entered into by both Virtual and Zorro.

     3. Should  Virtual  and  Eleccom  enter into a  Definitive  Stock  Purchase
Agreement, Virtual, shall upon the closing of the Definitive Stock Purchase Agreement issue to Eleccom, One Million Two Hundred Twenty-Two Thousand Two Hundred Twenty-Two (1,222,222) shares of Virtual's free trading common stock, free and clear of all liens, security interests, pledges, charges, claims, options, encumbrances and restrictions of any kind, at a deemed price of $.45 per share (the "Finder's Fee").


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     4. Any  arrangements  made by  Eleccom  with any  other  persons  with whom
Eleccom is involved, are Eleccom's exclusive responsibility. Upon payment made by Virtual, to Eleccom of the Finder's Fee, Eleccom will hold Virtual harmless from and indemnify Virtual against all claims or expenses caused by and liabilities to any person claiming commission, fee or expense in connection with the transaction who alleges a relationship with Eleccom.

     5. Should any litigation be commenced between Eleccom and Virtual concerning this Agreement regarding the rights and duties of either of the parties to this Agreement, then the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees in such litigation which may be determined by the Court in such litigation or in a separate action brought for that purpose.

     6. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles thereof.

     7. This Agreement contains the entire agreement between Eleccom and Virtual concerning the introduction of Virtual to Zorro, and correctly sets forth the rights and duties of each of the parties to each other concerning such matter as of this date. Any agreement or representation concerning the subject matter of this Agreement or the duties of Eleccom in relation to Virtual not set forth in this Agreement is null and void.

     8. This Agreement and any provision hereof, may not be waived, changed modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     10. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     11.  This  Agreement  may  be  executed   simultaneously  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     12. All notices,  requests,  demands,  and other  communications under this
Agreement shall be in writing and shall be deemed to have duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if prepaid, and properly addressed as follows:


                  VIRTUAL REALITY, INC.

                  116 John Street - Suite 1300
                  New York, New York 10038


                  ELECCOM CORPORATION LTD.

                  Victoria House, P.O. Box 58
                  The Valley, Anguilla B.W.I.


     13. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.


As of the date first above written:


VIRTUAL REALITY, INC.



By: /S/ Martin F. Cardone
    -------------------------
    Name:  Martin F. Cardone
    Title: President


ELECCOM CORPORATION LTD.



By: /s/  Disa Billington
    ----------------------
    Name:  Disa Billington
    Title: Director

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